                                                                    EXHIBIT 99.3

                             NEVADA POWER COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (In Thousands, Except Per Share Amounts)
                                  (Unaudited)

                                              FOR THE            FOR THE
                                           THREE MONTHS         SIX MONTHS
                                          ENDED JUNE 30,      ENDED JUNE 30,
                                        -----------------   ------------------
                                          1999      1998      1999      1998
                                        -------- --------   --------  --------
ELECTRIC REVENUES ....................  $237,937  $198,935  $420,370  $364,198

OPERATING EXPENSES AND TAXES:
     Fuel ............................    35,425    30,848    66,028    57,421
     Purchased and interchanged power.    83,781    77,142   137,641   128,197
     Deferred energy cost
      adjustments, net ...............     6,594   (10,144)   10,383   (12,420)
                                        --------  --------  --------  --------
      Net energy costs ...............   125,800    97,846   214,052   173,198
     Other production operations .....     5,180     5,433    10,681     9,902
     Other operations ................    30,397    27,546    56,610    53,229
     Maintenance and repairs .........    14,216    15,225    29,228    27,707
     Provision for depreciation ......    19,827    17,845    39,530    35,556
     General taxes ...................     5,811     5,784    11,189    11,153
     Federal income taxes ............     5,793     4,468     7,206     7,402
                                        --------  --------  --------  --------
                                         207,024   174,147   368,496   318,147
                                        --------  --------  --------  --------
OPERATING INCOME .....................    30,913    24,788    51,874    46,051
                                        --------  --------  --------  --------
OTHER INCOME (EXPENSES):
     Allowance for other funds used
      during construction ............     1,830     2,714     4,083     4,913
     Miscellaneous, net ..............      (844)     (449)   (1,163)   (1,042)
                                        --------  --------  --------  --------
                                             986     2,265     2,920     3,871
                                        --------  --------  --------  --------
INCOME BEFORE INTEREST DEDUCTIONS ....    31,899    27,053    54,794    49,922
                                        --------  --------  --------  --------
INTEREST DEDUCTIONS:
     Interest on long-term debt ......    16,761    14,417    31,466    28,525
     Other interest ..................     1,329     1,273     3,340     1,839
     Allowance for borrowed funds used
      during construction ............    (1,738)   (1,520)   (3,835)   (2,698)
                                        --------  --------  --------  --------
                                          16,352    14,170    30,971    27,666
                                        --------  --------  --------  --------
Distribution requirements
      on company-obligated mandatorily
      redeemable preferred securities
      of subsidiary trust ............     3,793     2,437     7,586     4,874
                                        --------  --------  --------  --------
NET INCOME ...........................    11,754    10,446    16,237    17,382
DIVIDEND REQUIREMENTS ON PREFERRED
 STOCK ...............................        42        45        84        89
                                        --------  --------  --------  --------
EARNINGS AVAILABLE FOR COMMON STOCK ..  $ 11,712  $ 10,401  $ 16,153  $ 17,293
                                        ========  ========  ========  ========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING .........................    51,265    50,920    51,265    50,751
                                        ========  ========  ========  ========

EARNINGS PER AVERAGE COMMON SHARE ....  $    .23  $    .20  $    .32  $    .34
                                        ========  ========  ========  ========

DIVIDENDS PER COMMON SHARE ...........  $    .25  $    .40  $    .50  $    .80
                                        ========  ========  ========  ========

See Notes to Condensed Consolidated Financial Statements.

                             NEVADA POWER COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                    ASSETS
                                  (Unaudited)

                                                        June 30,  December 31,
                                                          1999       1998
                                                           (In Thousands)
                                                    --------------------------
ELECTRIC PLANT:
  Original cost .....................................  $2,784,359   $2,628,934
  Less accumulated depreciation .....................     748,814      708,791
                                                       ----------   ----------
    Net plant in service ............................   2,035,545    1,920,143
  Construction work in progress .....................     170,864      213,365
  Other plant, net ..................................      63,985       66,378
                                                       ----------   ----------
                                                        2,270,394    2,199,886
                                                       ----------   ----------
INVESTMENTS .........................................      26,076       24,483
                                                       ----------   ----------
CURRENT ASSETS:
  Cash and temporary cash investments ...............         335        1,770
  Customer receivables ..............................     123,051       81,288
  Other receivables .................................      15,819       16,010
  Fuel stock and materials and supplies .............      41,883       39,606
  Deferred energy costs .............................      57,897       62,489
  Prepayments .......................................       4,347        7,787
                                                       ----------   ----------
                                                          243,332      208,950
                                                       ----------   ----------
DEFERRED CHARGES ....................................     174,524      174,505
                                                       ----------   ----------
                                                       $2,714,326   $2,607,824
                                                       ==========   ==========

                        CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common shareholders' equity:
    Common stock, 51,265,117 and 51,265,117
     shares issued and outstanding, respectively ....  $   54,182   $   54,066
    Premium and unamortized expense on capital stock      683,017      683,156
    Retained earnings ...............................     117,334      126,814
                                                       ----------   ----------
                                                          854,533      864,036
                                                       ----------   ----------
  Cumulative preferred stock ........................           -        3,265
                                                       ----------   ----------
  Company-obligated mandatorily redeemable preferred
   securities of the Company's  subsidiary  trust,
    NVP Capital I, holding solely
   $122.6 million principal amount of 8.2% junior
    subordinated debentures of
   the Company, due 2037 ............................     118,872      118,872
  Company-obligated mandatorily redeemable preferred
   securities of the Company's subsidiary trust, NVP
   Capital III, holding solely $72.2 million principal
   amount of 7 3/4% junior subordinated debentures of
   the Company, due 2038 ............................      70,000       70,000
                                                       ----------   ----------
                                                          188,872      188,872
                                                       ----------   ----------
  Long-term debt ....................................   1,028,977      900,227
                                                       ----------   ----------
                                                        2,072,382    1,956,400
                                                       ----------   ----------
CURRENT LIABILITIES:
  Notes Payable .....................................      93,987      105,000
  Current maturities and sinking fund requirements ..      53,416       50,380
  Accounts payable ..................................      71,261       83,439
  Accrued taxes .....................................       5,268            -
  Accrued interest ..................................       9,603        7,829
  Deferred taxes on deferred energy costs ...........      20,264       21,871
  Customers' service deposits and other .............      41,364       41,427
                                                       ----------   ----------
                                                          295,163      309,946
                                                       ----------   ----------

DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred investment tax credits ...................      27,353       28,083
  Deferred taxes on income ..........................     236,132      231,610
  Customers' advances for construction and other ....      83,296       81,785
                                                       ----------   ----------
                                                          346,781      341,478
                                                       ----------   ----------
                                                       $2,714,326   $2,607,824
                                                       ==========   ==========

See Notes to Condensed Consolidated Financial Statements.

                             NEVADA POWER COMPANY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                           FOR THE SIX MONTHS
                                                              ENDED JUNE 30,
                                                          --------------------
                                                            1999        1998
                                                          --------    --------
                                                              (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ..........................................   $ 16,237    $ 17,382
  Adjustments to reconcile net income to net cash
     provided by operating activities-
   Depreciation and amortization ......................     46,870      41,984
   Deferred income taxes and investment tax credits ...     (2,206)      7,040
   Allowance for other funds used during construction .     (4,083)     (4,913)
  Changes in-
   Receivables ........................................    (41,577)    (22,661)
   Fuel stock and materials and supplies ..............     (2,278)      2,835
   Accounts payable and other current liabilities .....    (12,549)      6,768
   Deferred energy costs ..............................      4,783     (13,873)
   Accrued taxes and interest .........................      9,476       1,022
  Other assets and liabilities ........................      2,094      (4,027)
                                                          --------    --------
    Net cash provided by operating activities .........     16,767      31,557
                                                          --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures and gross additions .......   (108,840)   (114,834)
  Investment in subsidiaries and other ................     (1,945)     (1,611)
                                                          --------    --------
    Net cash used in investing activities .............   (110,785)   (116,445)
                                                          --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of capital stock ...........................          -      16,058
  Issuance of long-term debt ..........................    130,000           -
  Deposit of funds held in trust ......................          -      (1,049)
  Withdrawal of funds held in trust ...................         10           -
  Retirement of long-term debt ........................     (2,402)    (17,189)
  Retirement of preferred stock .......................        (49)        (80)
  Change in short-term borrowing ......................    (11,012)    125,298
  Cash dividends ......................................    (25,725)    (40,563)
  Other financing activities ..........................      1,761       2,268
                                                          --------    --------
    Net cash provided by financing activities .........     92,583      84,743
                                                          --------    --------
CASH AND TEMPORARY CASH INVESTMENTS:
  Net decrease during the period ......................     (1,435)       (145)
  Beginning of period .................................      1,770         720
                                                          --------    --------
  End of period .......................................   $    335    $    575
                                                          ========    ========
CASH PAID DURING THE PERIOD FOR:
  Interest, net of amounts capitalized ................   $ 39,521    $ 36,500
                                                          ========    ========
  Income taxes ........................................   $  1,000    $      -
                                                          ========    ========

See Notes to Condensed Consolidated Financial Statements.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The condensed consolidated financial statements included herein have been prepared by the registrant, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC), and reflect all adjustments which, in the opinion of management are necessary for a fair presentation and are of a normally recurring nature. Certain information and footnote disclosures have been condensed in accordance with generally accepted accounting principles and pursuant to such rules and regulations. The registrant believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements and notes thereto be read in conjunction with the financial statements and the notes thereto included in the registrant's latest annual report. Certain prior period amounts have been reclassified, with no effect on income or common shareholders' equity, to conform to the current period presentation.

(1)  CONSOLIDATION POLICY:

         The condensed consolidated financial statements include the accounts of Nevada Power Company (Company) and its wholly-owned subsidiaries, NVP Capital I and III. All significant intercompany transactions and balances have been eliminated in consolidation.

(2)  RECENTLY ISSUED ACCOUNTING STANDARDS:

         The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities, which is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 2000. FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently evaluating the effect of the adoption of FAS 133 on the Company's consolidated financial statements and disclosures.

(3)  DEFERRED ENERGY COST ADJUSTMENT:

         The deferred energy accounting adjustment used by the Company to recover fuel and purchased power costs will be repealed on October 1, 1999 in accordance with Senate Bill 438 (SB438) which was signed into Nevada law in June 1999. SB438 allows the Company to make a final deferred energy filing prior to October 1, 1999, after which the rate will be capped for a period of three years from the beginning of competition in Nevada until March 1, 2003. The Company discontinued using the deferred energy mechanism, which defers the difference between the current cost of fuel plus net purchased power and base energy costs beginning in June 1999 and filed a $44.3 million deferred energy filing in July 1999.

(4)  FEDERAL INCOME TAXES:

         For interim financial reporting purposes, the Company reflects in the computation of the federal income tax provision liberalized depreciation based upon the expected annual percentage relationship of book and tax depreciation and reflects the allowance for funds used during construction on an actual basis. The total federal income tax expense as set forth in the accompanying consolidated statements of income results in an effective federal income tax rate different than the statutory federal income tax rate. The table below shows the effects of those transactions that created this difference.

                                        THREE MONTHS        SIX MONTHS
                                       ENDED JUNE 30,     ENDED JUNE 30,
                                      ----------------   ----------------
                                       1999     1998      1999     1998
                                      -------  -------   -------  -------
                                       (In Thousands)     (In Thousands)
Federal income tax at statutory rate .$ 6,349  $ 5,661   $ 8,800  $ 9,432
Investment tax credit amortization ...   (365)    (365)     (730)    (730)
Other ................................    403      433       836      865
                                      -------  -------   -------  -------

Recorded federal income taxes ........$ 6,387  $ 5,729   $ 8,906  $ 9,567
                                      =======  =======   =======  =======


Federal income taxes included in-
  Operating expenses .................$ 5,793  $ 4,468   $ 7,206  $ 7,402
  Other income, net ..................    594    1,261     1,700    2,165
                                      -------  -------   -------  -------

Recorded federal income taxes ........$ 6,387  $ 5,729   $ 8,906  $ 9,567
                                      =======  =======   =======  =======

(5)  COMMITMENTS AND CONTINGENCIES:

         On February 6, 1997, the Public Utilities Commission of Nevada (PUCN) issued its opinion and order in the last phase of the 1995 deferred energy case concerning the prudency of the Company's fuel and purchased power expenditures during the period June 1993 to May 1995, a buyout of a coal supply agreement and a credit to customers related to the use of coal reserves in an unregulated subsidiary company. The PUCN order resulted in a fourth quarter 1996 charge of $5.5 million, net of tax, for amounts disallowed by the PUCN. On May 7, 1997, the Company filed a Petition for Judicial Review in the First District Court in Carson City, Nevada, challenging the PUCN's findings that resulted in disallowances. In May 1999, the First District Court issued a decision which determined the PUCN's finding was erroneous and remanded the matter to the PUCN to reconsider its ruling consistent with the court's determination. In June 1999, the PUCN filed an additional motion with the court arguing that the error was irrelevant. The court denied the PUCN's motion. The Company cannot determine the outcome of this matter at this time.

         The Grand Canyon Trust and Sierra Club filed suit in the U.S. District Court of Nevada in February 1998, against the owners of the Mohave Generating Station (Mohave). The Company owns a 14 percent interest in Mohave. The lawsuit alleges that Mohave has violated the Clean Air Act and Nevada regulations regarding emissions of sulfur dioxide and particulate matter. Later in 1998, an additional plaintiff, National Parks and Conservation Association, was added to the proceedings.

         Mohave's owners and the plaintiffs have been discussing settlement of the suit. If settled, a consent decree could be signed during the third quarter of 1999. The consent decree could address the installation of additional pollution controls.

         The Clean Air Act Amendments of 1990 directed the Environmental Protection Agency (EPA) to determine the impact of Mohave's air emissions on visibility in the Grand Canyon National Park. The study report, released in March 1999, acknowledges that Mohave's emissions are transported to the Grand Canyon. On June 17,1999, EPA published an Advance Notice of Proposed Rulemaking
(ANPR) which presents a summary of the visibility study results. The ANPR also asks for additional information that should be considered in determining whether visibility impairment at the Grand Canyon can be reasonably attributed to Mohave, and if so, what, if any, pollution controls should be required. The Company believes the outcome of the ANPR will be greatly influenced by the outcome of the lawsuit described above. The final rulemaking could be consistent with a lawsuit settlement.

         The Clean Air Act also included provisions for reduction of emissions of oxides of nitrogen by establishing new emission limits for coal-fired electric generating units. Installation of additional pollution controls was required on some of the Reid Gardner Station generating units prior to January 1, 2000. Installation was completed during the second quarter of 1999. The total costs were $8.9 million.

         In May 1997, the Nevada Division of Environmental Protection (NDEP) ordered the Company to submit a plan to eliminate the discharge of Reid Gardner Station wastewater to ground water. The Order also required a hydrological assessment of groundwater impacts in the area. In June 1999, NDEP determined that all wastewater ponds have degraded groundwater quality. NDEP has published a notice to issue a discharge permit to Reid Gardner Station. The Company expects the permit to require all wastewater ponds be closed or lined with impermeable liners over the next 10 years. The preliminary cost is estimated to be $19 million.

         In 1991, the EPA published an order requiring the Navajo Generating Station (Navajo) to install scrubbers to remove 90 percent of sulfur dioxide emissions beginning in 1997. As an 11.3 percent owner of Navajo, the Company will be required to fund $48 million for installation of the scrubbers. The first of three scrubber units was placed in commercial operation in November 1997, the second scrubber in September 1998, with the last scrubber unit scheduled to be operational by August 1999. Currently, the project is approaching 100 percent completion. The Company has spent approximately $46.3 million through May 1999 on the scrubbers' construction. In 1992, the Company received resource planning approval from the PUCN for its share of the cost of the scrubbers.

(6)  MERGER; DIVIDEND POLICY:

         On April 30, 1998, the Company and Sierra Pacific Resources announced that their boards of directors unanimously approved an agreement providing for a proposed merger of equals combination with stock and cash consideration. In conjunction with the proposed merger and as indicated at the time of the public announcement of the proposed merger, beginning with the November 1998 dividend, the Company's Board of Directors has adopted the expected combined company initial annual dividend rate of $1.00 per share. For further information regarding the proposed merger please refer to the Company's Form 8-K filed with the SEC on April 30, 1998.

         At special stockholder meetings held in October 1998, stockholders of both companies voted to approve the proposed merger. On December 31, 1998, the PUCN approved the proposed merger subject to conditions regarding the divestiture of the two companies' generating plants, filing of general rate cases, merger costs and several other issues. On January 29, 1999, the PUCN clarified portions of the order approving the proposed merger. On April 12, 1999, the PUCN issued an order to appear and show cause to determine if the companies are in compliance with their January 4, 1999 compliance order Docket No. 98-7023 requiring, among other things, the companies to file a divestiture plan. The show cause hearings occurred during May and June 1999. Both companies submitted a joint divestiture plan to the PUCN on April 15, 1999 describing plans to sell the companies' generating units. On June 11, 1999, the PUCN unanimously approved a stipulation between the companies, the PUCN staff and the Utility Consumer Advocate which clears the way for completion of the proposed merger. As part of the stipulation, the companies must re-file the divestiture plan and file the final Independent System Administrator (ISA) proposal with the PUCN and the Federal Energy Regulatory Commission (FERC). These filings took place in June 1999. Upon selling the generating units, both companies can determine how they will use the proceeds of the sales, up to the book value of the plants. Any after-tax gains above book value will be used to offset stranded costs, as determined by the PUCN. Any remaining gains can be used to offset goodwill. After-tax gains may not be sufficient to cover generation-related goodwill. However, if the combined company demonstrates that the divestiture "resulted in a market for generation services that produced market prices that are lower than what could have been achieved otherwise, the combined company may include in the general rate case a request to recover goodwill." The Company expects that the generation sales will be completed by late-2000. Jointly-owned generation sales should be completed by late-2001. Both companies are required to file a compliance plan filing in 1999 that would provide certain information to the PUCN including bundled revenue requirement based on current costs and "unbundle" rates, i.e. break them into generation, transmission and distribution components. The merged company would also be required to file a general rate case three years after the start of retail competition in the state of Nevada that would give the merged company the opportunity to recover costs of the merger, provided the merged company can demonstrate that merger savings are sufficient to cover merger costs. Merger costs are to be split among the non-competitive, potentially competitive and unregulated services or businesses. An opportunity to recover the non-competitive portion of the merger costs will be addressed in the rate case that follows the start of competition in Nevada. The burden is on the merged company to prove that merger savings are sufficient to cover merger costs. The merged company will also have the opportunity to recover goodwill in the same proceeding. The companies filed with the FERC a joint merger application on October 2, 1998 that was approved on April 14, 1999. The Department of Justice approved the proposed merger on April 16, 1999. The SEC comment period expired on June 8, 1999 with only one comment received which was later rescinded. On June 26, 1999, election forms were mailed to shareholders asking them to indicate their preference to hold or sell their shares. The election period ended on Wednesday, July 21, 1999. The proposed merger is expected to be completed by the end of July 1999.

(7)  REDEMPTION OF PREFERRED STOCK:

         The Company redeemed the 4.7%, 5.2% and 5.4% Series Redeemable Cumulative Preferred Stock on July 23, 1999. The total par value and premium was $3.5 million and was paid in accordance with the merger agreement with Sierra Pacific Resources.